                         SUBSIDIARIES OF THE REGISTRANT

                                   Exhibit 21

                          Form 10-K - January 6, 1995



       TAL Financial Corporation, a Nevada corporation and a wholly-owned subsidiary of the Company

       The following companies are wholly-owned subsidiaries of TAL Financial
Corporation:


          Corporation                                                    State of Incorporation
       -----------------------------------------                         ----------------------
       TCA Management Company                                                   Texas
       Teleservice Corporation of America                                       Texas
       Texas Community Antennas, Inc.                                           Texas
       Texas Telecable, Inc.                                                    Texas
       TCA Cable of Amarillo, Inc.                                              Texas
       Telecable Associates, Inc.                                               Texas
       Delta Cablevision, Inc.                                                 Arkansas
       Sun Valley Cablevision, Inc.                                             Idaho
       VPI Communications, Inc.                                                 Texas
       AvComm Corporation                                                       Texas